Exhibit 99.1

JAMES RIVER ANNOUNCES CHRISTOPHER L. HARRIS AND SUNDAR SRINIVASAN APPOINTED TO ITS BOARD OF DIRECTORS

Pembroke, Bermuda, November 6, 2018 – James River Group Holdings, Ltd. (NASDAQ: JRVR) (“James River” or the “Company”) today announced the appointment of Christopher L. Harris and Sundar Srinivasan to its Board of Directors. With the appointment of Mr. Harris and Mr. Srinivasan, the Board of Directors increased its size to ten directors. The Company also announced that Mr. Harris and Mr. Srinivasan were appointed to the Audit Committee and the Investment Committee, respectively, of the Board of Directors.

“We are very pleased to welcome Chris and Sundar to our board,” said James River Chairman, J. Adam Abram. “Chris is an experienced insurance leader with deep knowledge of the property and casualty industry. Sundar has extensive experience in investment management, and is very familiar with James River, having previously served as a director from 2007 to 2012. The insight they will bring to our Board of Directors and leadership team will be instrumental as we continue to build a best in class specialty underwriter.”

Harris brings over 25 years of global experience in the insurance, reinsurance and risk management industries, having served as CEO and President of Montpelier Holdings, Ltd., a property and casualty reinsurer, from 2008 until its sale to Endurance Specialty Holdings, Ltd. in 2015. In addition, Mr. Harris served as Chairman of the Board for Blue Capital Reinsurance Holdings from 2013 until 2015. Prior to his appointment as CEO and President at Montpelier, he held the positions of Chief Underwriting Officer, Chief Risk Officer and Chief Actuary at the company. Earlier in his career, Mr. Harris served as Chief Actuary for a reinsurer and managed the risk advisory practice for a large accounting firm.

Srinivasan founded Emerald Lake Safety after a wide-ranging career in investments, financial services and business. He was formerly a Portfolio Manager at Elliott Management, a $35bn+ global investment fund where he worked extensively in both private equity and public securities. Mr. Srinivasan has chaired or served on numerous public and private company boards, including Blue Knight Energy Partners (NDX: BKEP), DICE (NYSE: DHX), Answer Financial and James River. Prior to Elliott, Mr. Srinivasan was a Vice President in the Investment Banking Group at Morgan Stanley and a Management Consultant at Oliver Wyman.

James River Chief Executive Officer Robert P. Myron said, “I am thrilled to be adding Chris and Sundar to our board and I am confident that their experience and insight will prove invaluable as we grow and evolve our franchise, and continue to drive shareholder value.”

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, intend, project, anticipate, plan, estimate or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

About James River Group Holdings, Ltd.

James River Group Holdings, Ltd. is a Bermuda-based insurance holding company which owns and operates a group of specialty insurance and reinsurance companies. The Company operates in three specialty property-casualty insurance and reinsurance segments: Excess and Surplus Lines, Specialty Admitted Insurance and Casualty Reinsurance. The Company tends to focus on accounts associated with small or medium-sized businesses in each of its segments. Each of the Company's regulated insurance subsidiaries are rated "A" (Excellent) by A.M. Best Company.

Visit James River Group Holdings, Ltd. on the web at www.jrgh.net

For more information contact:

Kevin Copeland

SVP Finance and Chief Investment Officer

InvestorRelations@jrgh.net

441-278-4573